ASSOCIATED ESTATES REALTY CORPORATION FIRST QUARTER 2014 EARNINGS RELEASE

For Immediate Release	For more information, please contact:
April 29, 2014	Jeremy Goldberg	(216) 797-8715

ASSOCIATED ESTATES REALTY CORPORATION
REPORTS FIRST QUARTER 2014 RESULTS
Same Community Revenue Growth of 3.1%
Same Community Average Occupancy of 96.2%
Portfolio Transformation Continues with Property Sales

Cleveland, Ohio - April 29, 2014 - Associated Estates Realty Corporation (NYSE, NASDAQ: AEC) announced today its financial results for the first quarter ended March 31, 2014.
“Revenue growth continues to be solid throughout our portfolio, and average occupancy for the quarter remained strong at over 96 percent," said Jeffrey I. Friedman, President and Chief Executive Officer. “Furthermore, we’ve completed a number of important transactions as part of our previously announced funding strategy. The proceeds from property dispositions will be used to fund our committed acquisitions and development projects, both of which are transforming the portfolio,” Friedman continued.
Funds from Operations (FFO) for the first quarter of 2014 were $0.30 per common share (diluted), compared to $0.31 per common share (diluted) for the first quarter of 2013. Net income applicable to common shares was $42.1 million, or $0.73 per common share (diluted), for the quarter ended March 31, 2014. This compared to net income applicable to common shares of $10.3 million, or $0.20 per common share (diluted), for the first quarter of 2013. The quarter-over-quarter increase in net income was driven by a $41.0 million gain associated with the sale of one property in the first quarter of 2014 versus a gain of $8.8 million associated with the sale of one property in the first quarter of 2013.
Same Community Portfolio Results
Net operating income (NOI) for the first quarter of 2014 for the Company’s same community portfolio increased 1.8% compared to the first quarter of 2013. Revenue increased 3.1%, and property operating expenses increased 5.2%. Operating expenses were impacted by the extremely harsh winter weather experienced during the first quarter of 2014. Adjusting for the expenses associated with the weather, expense growth would have been 2.4% and NOI growth would have been 3.6%, both in line with expectations. Average occupancy for the first quarter of 2014 was 96.2% compared to 95.7% for the first quarter of 2013. Average monthly property revenue per occupied unit for the first quarter of 2014 was $1,220 compared to $1,189 for the first quarter of 2013, a 2.6% increase.
A reconciliation of net income attributable to the Company to FFO, is included in the table at the end of this press release and in the First Quarter 2014 Supplemental Financial Information furnished with this earnings release to the Securities and Exchange Commission on Form 8-K, and is available on the Investors section of the Company's website at AssociatedEstates.com. The First Quarter 2014 Supplemental Financial Information provides additional quarterly financial information, including performance by region for the Company's portfolio.

ASSOCIATED ESTATES REALTY CORPORATION FIRST QUARTER 2014 EARNINGS RELEASE

Disposition Activity
Year-to-date, the Company closed on the sale of three properties:

•	Hampton Point in Silver Spring, MD on February 24, 2014;

•	Vista Germantown in Nashville, TN on April 2, 2014; and

•	Reflections in Columbia, MD on April 28, 2014.

The dispositions noted above represented 778 units and total proceeds of approximately $152 million. The blended unlevered IRR on these sales is 17.7%, and the blended market cap is 5.4%, which is calculated after a 3% management fee and marking real estate taxes to market.
Capital Markets Activity
Subsequent to quarter end, the Company’s 50/50 joint venture with AIG Global Real Estate entered into a construction loan agreement for 350 Eighth, the 410-unit apartment community under construction in the SoMa neighborhood of San Francisco. The $143.6 million loan has a five-year term and based on the Company’s current credit ratings, has a rate of LIBOR plus 160 basis points. PNC Capital Markets LLC is the Lead Arranger and Sole Bookrunner of the facility, and PNC Bank, N.A., RBS Citizens, N.A. and Bank of America, N.A. are lenders in the facility.

2014 Outlook
The Company has reaffirmed its 2014 guidance. Detailed assumptions relating to the Company's guidance can be found on page 19 of the First Quarter 2014 Supplemental Financial Information on the Company's website at AssociatedEstates.com.
Conference Call

A conference call to discuss the Company’s first quarter results will be held on April 30, 2014, at 2:00 p.m. Eastern. To participate in the call:
Via Telephone: The dial-in number is (855) 233-8223, and the conference ID is 11616128. An operator will ask you for the conference ID. The call will be archived through May 14, 2014. The dial-in number for the replay is (855) 859-2056.
Via the Internet (listen only): Access the Investors section of the Company's website at AssociatedEstates.com. Please log on at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Select the "First Quarter 2014 Earnings Conference Call" link. The webcast will be archived for 90 days.

ASSOCIATED ESTATES REALTY CORPORATION FIRST QUARTER 2014 EARNINGS RELEASE

Upcoming Events
The Company will participate in REITWeek: NAREIT’s Investor Forum, being held June 3-5 at The Waldorf Astoria in New York City. Members of the Company’s management team will be hosting scheduled meetings with investors throughout the conference. A copy of all presentation materials will be accessible, beginning June 3, in the Investors section of the Company's website at AssociatedEstates.com.
Company Profile
Associated Estates is a real estate investment trust and is a member of the S&P 600, Russell 2000 and the MSCI US REIT Indices.  The Company is headquartered in Richmond Heights, Ohio.  Associated Estates' owned portfolio consists of 50 apartment communities containing 12,898 units located in nine states.  For more information about the Company, please visit its website at AssociatedEstates.com.
FFO is a non-Generally Accepted Accounting Principle measures. The Company generally considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company because FFO can help one compare the operating performance of a company’s real estate between periods or to different REITs. A reconciliation of net income attributable to the Company to FFO is included in the table at the end of this press release and in the First Quarter Supplemental Financial Information included with this earnings release and furnished to the Securities and Exchange Commission on Form 8-K.
Safe Harbor Statement
This news release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on certain assumptions, as well as current expectations, estimates, projections, judgments and knowledge of management, all of which are subject to risks, trends and uncertainties that could cause actual results to vary from those projected. Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements include, without limitation, those described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission, and the following: changes in the economic climate in the markets in which the Company owns and manages properties, including interest rates, the overall level of economic activity, the availability of consumer credit and mortgage financing, unemployment rates and other factors; risks of a lessening of demand for the multifamily units owned by the Company; competition from other available multifamily units, single family units available for rental or purchase, and changes in market rental rates; the failure of development projects or redevelopment activities to achieve expected results due to, among other causes, construction and contracting risks, unanticipated increases in materials and/or labor, and delays in project completion and/or lease-up that result in increased costs and/or reduce the profitability of a completed project; the results of litigation involving the Company; and risks associated with property acquisitions and dispositions, such as failure to achieve expected results. Readers should carefully review the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and the other documents the Company files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and the Company assumes no obligation to revise or update them to reflect future developments or circumstances.

ASSOCIATED ESTATES REALTY CORPORATION FIRST QUARTER 2014 EARNINGS RELEASE

		ASSOCIATED ESTATES REALTY CORPORATION
		Financial Highlights
		(in thousands, except per share data)
		Three Months Ended
		March 31,
		2014	2013

Total revenue		$49,715	$42,856

Net income attributable to AERC		$42,273	$10,346
Add:	Depreciation - real estate assets	14,795	12,834
	Amortization of intangible assets	974	1,205
Less:	Gain on disposition of properties	(40,966)	(8,796)

Funds from Operations (FFO) (1)		$17,076	$15,589

Add:	Depreciation - other assets	526	522
	Amortization of deferred financing fees	472	494
Less:	Recurring fixed asset additions	(1,845)	(1,885)

Funds Available for Distribution (FAD) (2)		$16,229	$14,720

Per share:
Funds from Operations - diluted (1)		$0.30	$0.31
Dividends per share		$0.19	$0.19
Weighted average shares outstanding - basic		57,362	49,634
Weighted average shares outstanding - diluted		57,833	50,280

ASSOCIATED ESTATES REALTY CORPORATION FIRST QUARTER 2014 EARNINGS RELEASE

(1)
The Company defines FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). This definition includes all operating results, both recurring and non-recurring, except those results defined as "extraordinary items" under generally accepted accounting principles ("GAAP"), adjusted for depreciation on real estate assets and amortization of intangible assets, and excludes impairment write-downs of depreciable real estate and gains and losses from the disposition of properties and land. FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. The Company generally considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company because FFO can help one compare the operating performance of a company's real estate between periods or as compared to different REITs. It should be noted, however, that other real estate companies may define FFO in a different manner.

(2)
The Company defines FAD as FFO, as defined above, plus depreciation other and amortization of deferred financing fees less recurring fixed asset additions. Fixed asset additions exclude development, investment, revenue enhancing and non-recurring capital additions. The Company considers FAD to be an appropriate supplemental measure of the performance of an equity REIT because, like FFO, it captures real estate performance by excluding gains or losses from the disposition of properties and land, depreciation on real estate assets and amortization of intangible assets. Unlike FFO, FAD also reflects that recurring capital expenditures are necessary to maintain the associated real estate.

The full text and supplemental financial information of this press release are available on Associated Estates' website at AssociatedEstates.com. To receive a copy of the results by mail or fax, please contact Investor Relations at (800) 440-2372. For more information, access the Investors section of AssociatedEstates.com.